Exhibit 3.2

BYLAWS

OF

MONITRONICS INTERNATIONAL, INC.
(this “Corporation”)

Adopted and Effective as of December 17, 2010

PREAMBLE

These Bylaws contain provisions for the regulation and management of the affairs of the Corporation.  They are based in part upon provisions of the Texas Business Organizations Code (the “Law”) and the Certificate of Formation (the “Certificate”) in effect on the date of adoption.  If these Bylaws conflict with the Law or the Certificate as the result of subsequent changes in the Law, an intervening amendment of the Certificate or otherwise, the Law and the Certificate shall govern.  In using these Bylaws, reference should also be made to the then current provisions of the laws of Texas, the Law and the Certificate.

ARTICLE I
OFFICES AND CORPORATE SEAL

Section 1.               Registered Office.  The registered office of the Corporation within the State of Texas shall be in the City of Austin, County of Travis.  The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Texas, as the Board of Directors (the “Board”) shall from time to time determine or the business of the Corporation may require.

Section 2.               Corporate Seal.  The seal of the corporation shall have inscribed thereon the word “Seal”.  The Board shall have power to alter the same at its pleasure.

ARTICLE II
SHARES AND TRANSFER THEREOF

Section 1.               Share Certificates.  The shares of the Corporation shall be represented by certificates signed by the President and by the Secretary.  In case any officer who has signed a certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issue.

Section 2.               Issuance of New Certificate.  No new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in Section 3 of this Article II.

Section 3.               Lost or Destroyed Certificates.  In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the Corporation, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the Board.

ARTICLE III
SHAREHOLDERS AND MEETINGS THEREOF

Section 1.               Shareholders of Record.  Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders-in-fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Texas.

Section 2.               Location of Shareholder Meetings.  Meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without of the state of its incorporation, as may be designated in the notice of meeting.

Section 3.               Annual Meeting of Shareholders.  Annual meetings of the shareholders shall be held on such date and at such time as may be designated from time to time by the Board.  At each annual meeting, the shareholders shall elect a Board and transact such other business as may properly be brought before the meeting.  Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting at which quorum is present and entitled to vote on the election of directors.  All other acts of shareholders must be approved by the affirmative vote of the holders of the majority of the shares entitled to vote on such business at the meeting at which quorum is present.  If the election of the Board shall not be held on the day designated herein for any annual meeting of the shareholders or any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently possible.  Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not cause a winding up or termination of the Corporation.

Section 4.               Special Meetings of Shareholders.  Special meetings of shareholders may be called by the Board, the President, (or in such person’s absence, by a Vice President), or the holders of not less than ten percent of all shares entitled to vote on the subject matter for which the meeting is called. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

Section 5.               Notice of Shareholder Meetings.  Written or printed notice stating the place, day, and hour of the shareholders’ meeting, and in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than the 10th day and not earlier than the 60th day before the date of the meeting, unless the Board is seeking shareholder approval of a plan of merger, conversion, or interest exchange, in which case notice shall be delivered not later than the 21st day before the date of the meeting to all shareholders whether or not entitled to vote, either personally or by mail, by or at the direction of the Chairman, the Vice Chairman, the President, the Secretary, the Board, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such person’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  If a quorum for the transaction of business shall not be represented at the meeting, the meeting shall be adjourned by the shareholders present.

Section 6.               Voting List.  The officer or agent having charge of the stock transfer books of the Corporation shall make, at least 11 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or at any adjournment of the meeting, arranged in alphabetical order, stating the address of each shareholder, the type of shares and the number of shares held by each and the number of votes that each shareholder is entitled to (if the number of votes is different from the number of shares held), which list, for the period of 10 days prior to such meeting, shall be kept on file at the office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during such meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  Failure to comply with any requirements of this section shall not affect the validity of any action taken at any meeting.

Section 7.               Quorum.  A quorum at any meeting of shareholders shall consist of a majority of the shares of the Corporation entitled to vote thereat, represented in person or by proxy.  If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Certificate or the Bylaws and except for the election of directors.

Section 8.               Proxies.

(a)           Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such person by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.

(b)           Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder by proxy, pursuant to subsection (a) of this section, the following shall constitute a valid means by which a shareholder may grant such authority.

(1)                                  A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy.  Execution may be accomplished by the shareholder or its authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2)                                  A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, telex, cablegram, or other means of electronic transmission, including telephonic transmission, to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, telex, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder.  If it is determined that such telegrams, telexes, cablegrams, or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication, or other reliable reproductions of the writing of transmission created pursuant to subsection (b) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long, as it is coupled with an interest sufficient in law to support an irrevocable power.

Section 9.               Action by Written Consent.  Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the shareholders.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE IV
DIRECTORS, POWERS, AND MEETINGS

Section 1.               Board of Directors.  The business and affairs of the Corporation shall be managed by a board of one or more persons who need not be shareholders of the Corporation or residents of the state of incorporation unless required by the laws of Texas, and who shall be elected at the annual meeting of shareholders or any adjournment thereof.  The number of directors may be increased or decreased by action of the shareholders from time to time.  Directors shall hold office until the next succeeding annual meeting of shareholders or until their earlier resignation or removal or until their successors have been elected and qualified; however, no provision of this section shall be restrictive upon the right of the Board to fill vacancies or upon the right of shareholders to remove directors as is hereinafter provided.

Section 2.               Annual Meeting of Board of Directors.  A regular meeting of the Board for the purpose of electing officers and the transaction of such other business as may come before the meeting shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith.

Section 3.               Special Meetings of Board of Directors.  Special meetings of the Board may be called by or at the request of the Chairman of the Board, if there is one, the President or a majority of the members of the Board.  The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board called by them. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of directors thereat.  Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice.  Attendance of a director at such meeting shall also constitute a waiver of notice thereof, unless such director attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Except as otherwise provided herein, neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 4.               Quorum.  A quorum at all meetings of the Board shall consist of a majority of the number of directors then fixed by the Bylaws.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by the Certificate, the Bylaws, or Law.

Section 5.               Vacancies.  Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board.  A director elected to fill a vacancy shall be elected for the unexpired term of such person’s predecessor in office, and shall hold such office until such person’s earlier resignation or removal or until such person’s successor has been elected and qualified.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of the directors then in office for a term of office continuing only until the next election of one or more directors by the shareholders or by an election at an annual meeting or at a special meeting of shareholders called for that purpose.  A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders or until such person’s successor has been elected and qualified.

Section 6.               Compensation of Directors.  Directors may receive such fees as may be established by appropriate resolution of the Board for attendance at meetings of the Board, and in addition thereto, may receive reasonable traveling expense, if any is required, for attendance at such meetings. No director shall be prevented from receiving compensation for his services as a director by reasons of the fact that he is also an officer of the Corporation.

Section 7.               Removal of Directors.  Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 8.               Meetings by Telephone.  Members of the Board may participate in and act at any meeting of the Board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person(s) so participating.

Section 9.               Action Without a Meeting.  Any action which is required to be taken at a meeting of the directors, or of any committee of the directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed by all of the members of the Board or of the committee as the case may be. The consents shall be filed in the corporate records.  Action taken is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date.  Such consent has the same force and effect as an unanimous vote of the directors or committee members and may be stated as such in any filing instrument.

Section 10.             Liability.  No director of the Corporation shall be liable to the Corporation or the shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent otherwise expressly provided by the Certificate or a statute of the State of Texas.

ARTICLE V
OFFICERS

Section 1.               General; Term of Office.  The elective officers of the Corporation, who need not be directors (except for in the case of the Chairman of the Board), shall be a Chairman of the Board, a President, one or more Executive Vice Presidents or Vice Presidents, a Secretary, and a Treasurer, who shall be elected by the Board.  Unless removed in accordance with procedures established by the laws of Texas and the Bylaws, each officer shall hold office until such officer’s successor shall have been duly elected and qualified at the first meeting of the Board after each annual meeting of shareholders, or until the death, resignation or removal in the manner hereinafter provided of such officer.  An officer may, unless prohibited by the laws of Texas, hold more than one office.

Section 2.               Additional Officers.  The Board may elect or appoint a Chairman, a Vice Chairman, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, or such other officers as it may deem advisable, who shall hold office during the pleasure of the Board, and shall be paid such compensation as may be directed by the Board.  The Chairman, if any, the Vice Chairman, if any, the President and the Vice President(s) shall, individually or collectively, be known as the “Administrative Officers.”

Section 3.               Powers and Duties.  The officers of the Corporation shall respectively exercise and perform the respective powers, duties, and functions as are stated below, and as may be assigned to them by the Board.

(a)           Chairman of the Board.  The Chairman, if any, shall preside at all meetings of the shareholders and the Board.  Except where, by law, the signature of the President is required, the

Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board.

(b)           Vice Chairman of the Board.  The Vice Chairman, if any, shall, in the absence of the Chairman, preside at all meetings of the shareholders and the Board.  Except where, by law, the signature of the President is required, the Vice Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board.  In the absence of the Chairman, the Vice Chairman shall perform all the duties of the Chairman.

(c)           President.  The President shall preside at all meetings of the shareholders and of the Board in the absence of the Chairman and Vice Chairman.  The President or any Vice President, unless some other person is specifically authorized by the Board, shall sign all bonds, deeds, mortgages, leases, and contracts of the Corporation.  The President or any Vice President, unless some other person is specifically authorized by the Board, shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other right of ownership with respect to shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, membership, trust, or similar interest held by the Corporation.  The President shall perform all the duties commonly incident to the office and such other duties as the Chairman, the Vice Chairman, or the Board shall designate.

(d)           Executive Vice President.  The Executive Vice President(s), if any, shall perform such duties as assigned to such person by the Chairman, the Vice Chairman, the President or the Board. In the absence or disability of the President, an Executive Vice President shall perform all duties of the President. If there is more than one person holding the office of Executive Vice President, the Executive Vice President designated b the Chairman, Vice Chairman, the President or the Board, shall in the absence or disability of the President perform all duties of the President.

(e)           Vice President.  In the absence or disability of the President Executive Vice President, a Vice President, shall perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions of the President.  If there is more than one person holding the office of Vice President, the Vice President designated by any Administrative Officer or the Board shall, in the absence or disability of the President, perform all duties of the President, an Executive Vice President or a Senior Vice President.  Each Vice President shall have such other powers and perform such other duties as may from time to time be assigned to such person by any Administrative Officer or the Board.

(f)            Assistant Vice President.  An Assistant Vice President, if any, may, at the request of any Administrative Officer, any Vice President or the Board, perform all the duties of a Vice President, and when so acting shall have all the powers of and be subject to all the restrictions of a Vice President.  An Assistant Vice President shall perform such other duties as may be assigned to such person by any Administrative Officer, any Vice President, or the Board.

(g)           Secretary.  The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board.  The Secretary shall keep, or cause to be kept, a register of the shareholders of the Corporation and shall be responsible for the giving of notice of meetings of the shareholders or of the Board.  The Secretary shall be custodian of the records and of the seal, if any, of the Corporation.  The Secretary shall perform all duties commonly incident to the office and such other duties as may from time to time be assigned to such person by any Administrative Officer, any Vice President, or the Board.

(h)           Assistant Secretary.  An Assistant Secretary, if any, may, at the request of any Administrative Officer, any Vice President, the Secretary, or the Board, in the absence or disability of the Secretary, perform all of the duties of the Secretary.  If there is more than one person holding the office of Assistant Secretary, the Assistant Secretary designated by any Administrative Officer, any Vice President, the Secretary, or the Board shall in the absence or disability of the Secretary perform all duties of the Secretary.  An Assistant Secretary shall perform such other duties as may be assigned to such person by any Administrative Officer, any Vice President, the Secretary, or the Board.

(i)            Treasurer.  The Treasurer, subject to the order of the Board, shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation.  The Treasurer shall keep accurate books of accounts of the Corporation’s transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by any Administrative Officer, any Vice President, or the Board.  The Treasurer shall perform all duties commonly incident to the office and such other duties as may from time to time be assigned to such person by any Administrative Officer, any Vice President, or the Board.

(j)            Assistant Treasurer.  An Assistant Treasurer, if any, may, at the request of any Administrative Officer, any Vice President, the Treasurer, or the Board in the absence or disability of the Treasurer, perform all of the duties of the Treasurer.  If there is more than one person holding the office of Assistant Treasurer, the Assistant Treasurer designated by any Administrative Officer, any Vice President, the Treasurer, or the Board shall in the absence or disability of the Treasurer perform all duties of the Treasurer.  The Assistant Treasurer shall perform such other duties as may be assigned to such person by any Administrative Officer, any Vice President, the Treasurer, or the Board.

(k)           Additional Officers.  Any additional officers elected or appointed by the Board shall have such titles and perform such duties as may be assigned by the Board.

Section 4.               Compensation of Officers.  All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the Board.  The Board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable.

Section 5.               Delegation of Duties.  In the event of absence or inability of any officer to act, the Board may delegate the powers or duties, in addition to any other powers or duties specifically authorized in this Article V, of such officer to any other officer, director, or person whom it may select.

Section 6.               Resignation, Removal and Vacancies.  Any officer may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  Any officer elected or appointed by the Board may be removed by the affirmative vote of a majority of the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer shall not of itself create any contractual rights.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, such vacancy shall be filled by election by the majority of directors on the Board, and the officer so elected shall hold such office until his successor is duly elected and qualified.

ARTICLE VI
FINANCE

Section 1.               Deposits and Withdrawals; Notes and Commercial Paper.  The monies of the Corporation shall be deposited in the name of the Corporation in such bank(s) or trust company(ies), as the Board shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person(s) as the Board, by appropriate resolution, may direct.  Notes and commercial paper, when authorized by the Board, shall be signed in the name of the Corporation by such officer(s) or agent(s) as shall thereunto be authorized from time to time.

Section 2.               Fiscal Year.  The fiscal year of the Corporation shall be January 1 to December 31 or as determined by resolution of the Board.

ARTICLE VII
WAIVER OF NOTICE

Any shareholder, officer, or director may waive, in writing, any notice required to be given by the laws of Texas or under the Bylaws, whether before or after the time stated therein.

ARTICLE VIII
INDEMNIFICATION AND INSURANCE

Section 1.               Indemnification.  Each person who at any time shall serve, or shall have served, as a director or officer of the Corporation, or any such person who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent, member, manager or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, limited liability company, employee benefit plan or other enterprise (each such person referred to herein as an “Indemnitee”), shall be entitled to indemnification as and to the fullest extent permitted by Chapter 8 of the Law or any successor statutory provision, as from time to time amended.  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of these Bylaws, vote of shareholders or directors, or other arrangement.  The Corporation may enter into indemnification agreements with its executive officers and directors that contractually provide to them the benefits of the provisions of this Article VIII and include related provisions meant to facilitate the Indemnitees’ receipt of such benefits and such other indemnification protections as may be deemed appropriate.

Section 2.               Advancement or Reimbursement of Expenses.  The rights of an Indemnitee provided under the preceding section shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Chapter 8 of the Law or any successor statutory provisions, as from time to time amended.  In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, the Corporation shall indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his behalf relating to each claim.  The termination of a claim in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim.  In addition, to the extent an Indemnitee is, by reason of his corporate status, a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.  The Corporation shall pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any proceeding or claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this Article VIII within 10 days after the receipt by the Corporation of a written request from such Indemnitee reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee affirms his good faith belief that he has met the standard of conduct necessary for indemnification under the Law and undertakes and agrees in writing that he will reimburse and repay the Corporation for any expenses so advanced to the extent that it shall ultimately be determined by a court, in a final adjudication from which there is no further right of appeal, that the Indemnitee is not entitled to be indemnified against such expenses.

Section 3.               Determination of Request.  Upon written request to the Corporation by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to such Indemnitee’s entitlement thereto shall be made in accordance with Chapter 8 of the Law or any successor statutory provisions, as from time to time amended, provided, however, that notwithstanding the foregoing, if a change in control shall have occurred, such determination shall be made by independent counsel selected by the Indemnitee, unless the Indemnitee shall request that such determination be made in accordance with Section 8.103(a)(1) or (2) of the Law or any successor statutory provisions, as from time to time amended.  The Corporation shall pay any and all reasonable fees and expenses of independent counsel incurred in connection with any such determination.  If a change in control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article VIII) to be entitled to indemnification under this Article VIII upon submission of a request to the Corporation for indemnification, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  The presumption shall be used by independent counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of independent counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

Section 4.               Effect of Certain Proceedings.  The termination of any proceeding or of any claim in a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VIII) by itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did not conduct himself in good faith and in a manner that he reasonably believed in the case of conduct in his official capacity, that was in the best interests of the Corporation or, in all other cases, that was not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, such Indemnitee had reasonable cause to believe that his conduct was unlawful and such Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Section 5.               Expenses of Enforcement of Article.  In the event that an Indemnitee, pursuant to this Article VIII, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, rights created under or pursuant to this Article VIII, such Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein.  If it shall be determined in said judicial adjudication that such Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for such Indemnitee.  Notwithstanding the foregoing, if a change in control shall have occurred, an Indemnitee shall be entitled to indemnification under this Article VIII, Section 5 regardless of whether such Indemnitee ultimately prevails in such judicial adjudication.

Section 6.               Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify him or her against that liability under this Article VIII or the Law.

Section 7.               Amendment of the Law.  If the Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended statute.  Any amendment, repeal or modification of this Section 7 shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification.

Section 8.               Indemnification of Others.  The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in this Article VIII but whom the Company has the power or obligation to indemnify under the applicable provisions of the Law.

ARTICLE IX
AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, by either the shareholders of the Corporation or by the Board of the Corporation.